FIRST AMENDMENT

                                       TO

                          REGISTRATION RIGHTS AGREEMENT


         This First Amendment to the Registration Rights Agreement (this "Amendment") is made and entered into as of November 2, 2004, by and among GMH COMMUNITIES TRUST, a Maryland real estate investment trust (the "Company"), GMH COMMUNITIES, LP, a Delaware limited partnership (the "Partnership"), GMH COMMUNITIES GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (together with any successor to general partner of the Partnership "GMH GP"), GARY M. HOLLOWAY, VORNADO REALTY L.P., a Delaware limited partnership ("VRLP"), and the Permitted Transferees of VRLP (such entities or Permitted Transferees are sometimes referred to herein individually as an "Investor" and collectively as the "Investors"). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Original Registration Rights Agreement (as hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, VRLP received, on July 27, 2004 (as further amended and restated on October 28, 2004), a warrant issued by the Company, the Partnership and GMH GP (the "Warrant") entitling it to acquire, among other things, Common Shares of the Company and Common Units, which Common Units may be redeemed for Common Shares pursuant to certain redemption rights set forth in the Partnership Agreement of the Partnership;

         WHEREAS, in connection with the issuance of the Warrant, the Company agreed to provide to the Investor certain registration rights as set forth in a Registration Rights Agreement, dated July 27, 2004, by and among the parties hereto (the "Original Registration Statement"), which rights related to the registration of (i) the Common Shares issuable upon exercise of the Warrant and
(ii) Common Shares issued upon redemption of Common Units issuable upon exercise of the Warrant; and

         WHEREAS, the parties hereto now desire to amend the Original Registration Rights Agreement to expand the registration rights contained therein to include the registration of the Common Shares issuable to Vornado CCA Gainesville, L.L.C., a Delaware limited liability company ("the Contributor"), pursuant to a Contribution Agreement, dated October 14, 2004, by and between the Contributor and the Partnership, and relating to the contribution of the Contributor's ownership of a ninety percent (90%) membership interest in New Towmed, LLC, a Delaware limited liability company, to the Partnership.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

         1. The definition of "Eligible Securities" as set forth in Section I.6 of the Original Registration Rights Agreement shall be amended and restated in its entirety by replacing it with the following:

                  "I.6. "Eligible Securities" means all or any portion of (i) (x)the Common Shares acquired or that may be acquired by an Investor upon exercise of the Warrant, dated July 27, 2004, issued by the Company, the Partnership and GMH GP (including such amendments thereto, the "Warrant") to VRLP, or (y) Common Shares acquired or that may be acquired upon redemption or exchange of the Common Units issuable upon exercise of the Warrant, whether such Shares or Units are newly issued or acquired directly or indirectly from Gary M. Holloway, and (ii) the Common Shares acquired or that may be acquired by Vornado CCA Gainesville, L.L.C., a Delaware limited liability company ("Vornado CCA Gainesville"), upon redemption or exchange of the Common Units issued pursuant to a Contribution Agreement, dated October 14, 2004, by and among Vornado CCA Gainesville and the Partnership. As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (i) a registration statement (other than a registration statement filed pursuant to Article II) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities are permitted to be disposed of pursuant to Rule 144(k) (or any successor provision to such Rule) under the Securities Act as confirmed in a written opinion of counsel to the Company addressed to the Investors, (iii) such securities shall have been otherwise transferred pursuant to Rule 144 (or any successor rule) or pursuant to another applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration under the Securities Act or (iv) such securities are no longer outstanding."

         2. The definition of "Investor" as set forth in Section I.9 of the Original Registration Rights Agreement shall be amended and restated in its entirety by replacing it with the following: "I.9. "Investor" means any of VRLP, Vornado CCA Gainesville and any of its Permitted Transferees."

         3.  The definition of "Permitted Transferees" as set forth in Section
I.16 of the Original Registration Rights Agreement shall be amended and restated in its entirety by replacing it with the following:

         "I.16. "Permitted Transferees" means (i) with respect to the Eligible Securities issuable upon, or in connection with, exercise of the Warrant, any affiliate of VRLP and any Persons to whom Permitted Transfers may be made under the Partnership Agreement or that are a permitted transferee of Common Shares or Common Units under the warrant issued by the Company as of the date hereof, and (ii) with respect to the Eligible Securities issued in connection with the Contribution Agreement, any Persons to whom Permitted Transfers may be made under the Partnership Agreement or that are permitted transferees under the Contribution Agreement."

         4. Except as modified by this Amendment, the Original Registration Rights Agreement is hereby reaffirmed in its entirety by the parties hereto and shall continue in full

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

force and effect; provided, however, that, upon execution of this Amendment by Vornado CCA Gainesville, such entity shall acquire all of the rights, and agree to be bound by all of the obligations, of an Investor as set forth under the terms of the Original Registration Rights Agreement, as if it had been a party to the Original Registration Rights Agreement upon the execution thereof.

         5. This Amendment shall be construed and enforced in accordance with the internal laws of the State of New York, without reference to its rules as to conflicts or choice of laws.

         6. This Amendment, together with the Original Registration Rights Agreement, constitute the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

         7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                  (signatures appear on the following page(s))


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


         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first written above.

                                 GMH COMMUNITIES TRUST


                                 By: /s/ Gary M. Holloway
                                     --------------------
                                     Gary M. Holloway, President and CEO



                                 GMH COMMUNITIES, LP

                                 By: GMH COMMUNITIES GP TRUST,
                                          its general partner


                                 By: /s/ Gary M. Holloway
                                     Name:  GARY M. HOLLOWAY
                                     Title: President and CEO


                                 GMH COMMUNITIES GP, LLC


                                 By: /s/ Gary M. Holloway
                                     --------------------
                                     Name:  GARY M. HOLLOWAY
                                     Title: President and CEO


                                 By: /s/ Gary M. Holloway
                                     --------------------
                                     Name:  GARY M. HOLLOWAY


                                 VORNADO REALTY L.P.

                                 By: VORNADO REALTY TRUST,
                                          its general partner

                                 By: /s/ Joseph Macnow
                                     --------------------
                                     Name:  Joseph Macnow
                                     Title: Executive Vice President Finance
                                            and Administration and Chief
                                            Financial Officer

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

                                 VORNADO CCA GAINESVILLE, L.L.C.

                                 By: VORNADO REALTY L.P.,
                                          its sole member

                                 By: VORNADO REALTY TRUST,
                                          its general partner

                                 By: /s/ Joseph Macnow
                                     --------------------
                                     Name:  Joseph Macnow
                                     Title: Executive Vice President Finance and
                                            Administration and Chief Financial
                                            Officer
                                            Address: 888 Seventh Avenue
                                                     New York, NY 10019
                                            Facsimile No.: (212) 894-7035
                                            ATTN: Dan Guglielmone










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